Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 1663

(Name, address and telephone number of agent for service)

The Coca-Cola Company

 (Exact name of obligor as specified in its charter)

Delaware	58-0628465
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Coca-Cola Plaza Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip code)

Senior Debt Securities
(Title of the Indenture securities)

Item   1.  General Information.

Furnish the following information as to the trustee.

(a)                                       Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item   2.  Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.                                 Not Applicable

Item  16.                                               List of Exhibits.

Exhibit 1 -                                     Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -                                     Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -                                     Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -                                     Existing By-Laws of Deutsche Bank Trust Company Americas, dated August 30, 2018, incorporated herein by reference to Exhibit S-4/A filed with Form T-1 Statement, Registration No. 333-223415.

Exhibit 5 -                                     Not applicable.

Exhibit 6 -                                     Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -                                     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -                                     Not Applicable.

Exhibit 9 -                                     Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 22nd day of October, 2019.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 Board of Governors of the Federal Reserve System Federal Deposit Insurance Corporation Office of the Comptroller of the Currency OMB Number 7100-0036 OMB Number 3064-0052 OMB Number 1557-0081 Approval expires March 31, 2022 Page 1 of 87 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Report at the close of business June 30, 2019 20190630 (RCON 9999) This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations). Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations. This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051. NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financia Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations. schedules) for this report date have been prepared in confor-mance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief. We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct. I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting Director (Trustee) Signature of Chief Financial Officer (or Equivalent) 7/30/2019 Director (Trustee) Date of Signature Director (Trustee) Submission of Reports Each bank must file its Report) data by either: Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener-ated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files. (a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collec-tion (https://cdr.ffiec.gov/cdr/), or The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount. (b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by New York fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. City (RSSD 9130) FDIC Certificate Number NY 10005 State Abbreviation (RSSD 9200) Legal Entity Identifier (LEI) Zip Code (RSSD 9220) (RSSD 9050) (Report only if your institution already has an LEI.) (RCON 9224) The estimated average burden associated with this information collection is 55.71 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 06/2019 06/2012 8EWQ2UQKS07AKK8ANH81 623

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

FFIEC 041
Page 17 of 87
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2019

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin [1]			0081	35,000	1.a.
b. Interest-bearing balances [2]			0071	11,828,000	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A) [3]			JJ34	**0**	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	**0**	2.b.
c. Equity securities with readily determinable fair values not held for trading [4]			JA22	6,000	2.c.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell [5, 6]			B989	18,345,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a.
b. Loans and leases held for investment	B528	10,683,000			4.b.
c. LESS: Allowance for loan and lease losses	3123	**9,000**			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) [7]			B529	**10,674,000**	4.d.
5. Trading assets (from Schedule RC-D)			3545	**0**	5.
6. Premises and fixed assets (including capitalized leases)			2145	30,000	6.
7. Other real estate owned (from Schedule RC-M)			2150	**32,000**	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	**26,000**	10.
11. Other assets (from Schedule RC-F) [6]			2160	**1,469,000**	11.
12. Total assets (sum of items 1 through 11)			2170	**42,445,000**	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	**29,193,000**	13.a.
(1) Noninterest-bearing [8]	6631	10,492,000			13.a.(1)
(2) Interest-bearing	6636	18,701,000			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased [9]			B993	1,215,000	14.a.
b. Securities sold under agreements to repurchase [10]			B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	**0**	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	**371,000**	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures [11]			3200	0	19.

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. **Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.**
4. Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.
5. Includes all securities resale agreements, regardless of maturity.
6. **Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.**
7. **Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.**
8. Includes noninterest-bearing demand, time, and savings deposits.
9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10. Includes all securities repurchase agreements, regardless of maturity.
11. Includes limited-life preferred stock and related surplus.

06/2019

06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

FFIEC 041
Page 18 of 87
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Amount	
Liabilities—continued			
20. Other liabilities (from Schedule RC-G)	2930	**1,926,000**	20.
21. Total liabilities (sum of items 13 through 20)	2948	**32,705,000**	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	2,127,000	24.
25. Surplus (exclude all surplus related to preferred stock)	3839	907,000	25.
26. a. Retained earnings	3632	6,707,000	26.a.
b. Accumulated other comprehensive income (1)	B530	(1,000)	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	**9,740,000**	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	**9,740,000**	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	**42,445,000**	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during *2018*	6724	NA	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NA	M.2.

1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.

06/2012